                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               Ceres Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

      17800 Royalton Road         (T) 440-572-2400         www.ceresgp.com
      Cleveland, OH 44136-5197


[CERES GROUP, INC. LOGO]

April 2, 2004

Dear Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Ceres Group, Inc., on May 19, 2004, at 10:00 a.m. local time at the company's headquarters, 17800 Royalton Road, Strongsville, Ohio 44136.

      Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.

      On behalf of the Board of Directors and management of Ceres Group, Inc., we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

                                    Sincerely,

                                    /s/ Thomas J. Kilian

                                    Thomas J. Kilian
                                    President and Chief Executive Officer

                            [CERES GROUP, INC. LOGO]


      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2004


      Notice is hereby given that the 2004 Annual Meeting of Stockholders of Ceres Group, Inc. will be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Wednesday, May 19, 2004 at 10:00 a.m. local time, for the following purposes:

      1. To elect three directors to serve as Class II directors of the Company for a term of three years ending at the 2007 Annual Meeting of Stockholders (Proposal 1).

      2. To consider and vote upon a proposal to amend our 1998 Key Employee Share Incentive Plan to increase the number of shares available for grant and authorize the grant of stock and restricted stock awards to our officers, non-employee directors, consultants and advisors (Proposal 2).

      3. To consider and vote upon a proposal to approve performance-based compensation for Thomas J. Kilian, our CEO and President (Proposal
            3).

      4. To consider and transact any other business that may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 22, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting or any adjournment thereof.

                                    By order of the Board of Directors,

                                    /s/ Kathleen L. Mesel

                                    Kathleen L. Mesel
                                    Corporate Secretary

April 2, 2004

                                CERES GROUP, INC.

                                -----------------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2004 Annual Meeting of Stockholders of Ceres Group, Inc., a Delaware corporation, to be held on Wednesday, May 19, 2004 at 10:00 a.m. local time.

      This Proxy Statement and the accompanying notice and proxy card, together with our Annual Report to stockholders for the year ended December 31, 2003, will first be sent to stockholders on or about April 5, 2004.

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q:    WHEN AND WHERE IS THE ANNUAL MEETING?

A: Our 2004 Annual Meeting of Stockholders will be held on Wednesday, May 19, 2004 at 10:00 a.m. local time at the company's office at 17800 Royalton Road, Cleveland, Ohio 44136.

--------------------------------------------------------------------------------

Q:    WHAT ARE STOCKHOLDERS VOTING ON?

A:    -     The election of three directors to serve as Class II directors for a three-year term ending at the 2007 Annual Meeting of Stockholders;

      - Approval of amendments to our 1998 Key Employee Share Incentive Plan to increase the number of shares available for grant and authorize the grant of stock and restricted stock awards to officers, non-employee directors, consultants and advisors (Proposal 2); and

      - Approval of performance-based compensation for Thomas J. Kilian, our CEO and President (Proposal 3).

      If a proposal other than the ones listed above is presented at the annual meeting, your signed proxy card gives authority to David I. Vickers and Kathleen L. Mesel to vote on any additional proposals.

--------------------------------------------------------------------------------

Q:    WHAT IS THE BOARD'S RECOMMENDATION?

A: Our Board of Directors believes that the election of its nominees and the approval of Proposals 2 and 3 are in the best interests of Ceres and its stockholders and recommends that you vote FOR each of the nominees and FOR Proposals 2 and 3.

--------------------------------------------------------------------------------

Q:    WILL ANY OTHER MATTERS BE PRESENTED FOR VOTE AT THE ANNUAL MEETING?

A: The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2004 Annual Meeting. However, if another matter were to be presented, the proxies would use their own judgment in deciding whether to vote for or against it.

--------------------------------------------------------------------------------

Q: DO ANY OF THE COMPANY'S OFFICERS, DIRECTORS OR DIRECTOR NOMINEES HAVE ANY DIRECT OR INDIRECT INTEREST IN ANY MATTER TO BE ACTED UPON?

A: Our officers, directors and director nominees would be eligible to receive grants and awards under the 1998 Key Employee Share Incentive Plan, the approval of amendments of which will be voted on at the Annual Meeting. In addition, the Compensation Committee and the Board of Directors have approved stock grants to non-employee directors as part of the directors' annual compensation and restricted stock awards to executive officers, subject to stockholder approval at the Annual Meeting. Mr. Kilian has an interest in his performance-based compensation.

--------------------------------------------------------------------------------

Q:    WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on March 22, 2004, the record date, are entitled to vote at the annual meeting. Each share of our common stock, par value $0.001 per share, is entitled to one vote.

--------------------------------------------------------------------------------

Q:    HOW DO STOCKHOLDERS VOTE?

A: Sign and date each proxy card you receive and return it in the enclosed prepaid envelope. If you do not mark any selections, your proxy card will be voted FOR the election of each of the director nominees and for Proposals 2 and 3. You have the right to revoke your proxy any time before the meeting by:

            -      notifying our corporate secretary,

            -      voting in person, or

            -      returning a later-day proxy card.

      However, your presence at the Annual Meeting, without more, will not revoke your proxy.

--------------------------------------------------------------------------------

Q:    WHAT SHARES ARE INCLUDED ON YOUR PROXY CARD?

A: The number of shares printed on your proxy card represents all your shares, including any shares you may own in Ceres' 401(k) savings plan, employee stock purchase plan and agent stock purchase plan. If you are an employee of Ceres, the shares in your 401(k) savings account and stock purchase plan account will be voted in accordance with your instructions, if indicated. If your proxy card is signed, but does not indicate your voting preferences, we have been advised by the 401(k) plan administrator and the plan trustee that your shares will be voted FOR each of the nominated directors and FOR Proposals 2 and 3.

--------------------------------------------------------------------------------

Q:    WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?

A: Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, National City Bank, at 800-622-6757.

--------------------------------------------------------------------------------

Q:    WHAT CONSTITUTES A QUORUM?

A: As of the record date, 34,392,671 shares of our common stock are entitled to vote at the annual meeting. A majority of the voting stock, present or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter and has not received instructions from the beneficial owner.

--------------------------------------------------------------------------------

Q:    WHAT ARE THE VOTING REQUIREMENTS?

A: The three nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy, at the Annual Meeting will be elected. All other matters require the approval of a majority of the votes cast by the holders of our common stock, in person or by proxy, at the Annual Meeting. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against that proposal. However, "broker non-votes" and abstentions will not be counted in the total number of votes and will have no effect on the outcome of the election of directors.

--------------------------------------------------------------------------------

Q:    WHO CAN ATTEND THE ANNUAL MEETING?

A:    All stockholders as of the record date, March 22, 2004, can attend.

--------------------------------------------------------------------------------

Q:    WHEN IS A STOCKHOLDER PROPOSAL DUE FOR NEXT YEAR'S ANNUAL MEETING?

A: Rule 14a-8 of the Securities Exchange Act of 1934 establishes the eligibility requirements and the procedures that must be followed for a stockholder's proposal to be included in a public company's proxy materials. Under the Rule, stockholder proposals submitted for inclusion in next year's proxy statement must be submitted in writing by December 4, 2004, to Corporate Secretary, Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136. Proposals must comply with all the requirements of Rule 14a-8.

--------------------------------------------------------------------------------

Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE 2004 ANNUAL MEETING?

A:    The preliminary voting results will be announced at the meeting.
      The final results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2004.

--------------------------------------------------------------------------------

Q:    WHO PAYS FOR THE SOLICITATION EXPENSES?

A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by use of the mail, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram or other means of communication.

--------------------------------------------------------------------------------

                INFORMATION ABOUT COMMUNICATIONS WITH THE COMPANY
                           AND THE BOARD OF DIRECTORS

Q:    HOW MAY I COMMUNICATE DIRECTLY WITH THE BOARD OF DIRECTORS?

A: The Board of Directors has established a process for stockholders to send communications to the directors. You may communicate with our Board individually or as a group by writing to:

                  The Board of Directors
                  Ceres Group, Inc.
                  c/o Corporate Secretary
                  17800 Royalton Road
                  Cleveland, Ohio 44136

      You should identify your communication as being from a Ceres Group stockholder and such communication will be forwarded unopened to our Chairman of the Board.

--------------------------------------------------------------------------------

Q:    HOW MAY I COMMUNICATE DIRECTLY WITH THE AUDIT COMMITTEE?

A: The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding accounting, internal accounting controls, or auditing matters may be submitted:

            - by sending a written communication to James Ritchie, our Audit Committee Chairman, addressed as follows:

                        Audit Committee
                        Ceres Group, Inc.
                        c/o Corporate Secretary
                        17800 Royalton Road
                        Cleveland, Ohio 44136

            - by stating the communication in a call to our Ethics Hotline (1-800-500-0333) and identifying the communication as intended for the Audit Committee, or

            - by sending the communication in an e-mail message to our Audit Committee Chairman at: director@ceresgp.com.

      All such written communication will be forwarded unopened to James Ritchie, our Audit Committee Chairman.

--------------------------------------------------------------------------------

Q:    HOW MAY I COMMUNICATE DIRECTLY WITH THE NON-MANAGEMENT DIRECTORS?

A:    You may communicate with the non-management directors, as a group:

            -     by writing to:

                        Non-management Directors
                        Ceres Group, Inc.
                        c/o Corporate Secretary
                        17800 Royalton Road
                        Cleveland, Ohio 44136

            - by sending the communication in an e-mail message to: director@ceresgp.com.

      All such written communication will be forwarded unopened to our Chairman of the Board.

--------------------------------------------------------------------------------

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

      At the 2004 Annual Meeting, three Class II directors will be elected for a three-year term ending at the 2007 Annual Meeting to hold office until their successors are elected and qualified.

      Each Class II nominee is currently serving as a director of Ceres and has agreed to continue to serve if elected. Michael A. Cavataio, Bradley E. Cooper and James J. Ritchie have each been nominated for, and are seeking, re-election at this Annual Meeting.

      If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose.

      In the election of directors, the three nominees receiving the greatest number of votes will be elected. Broker non-votes will not count in favor of or against election of any nominee.

      For more information regarding the nominees, see "Board of Directors" on page 16.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MICHAEL A. CAVATAIO, BRADLEY E. COOPER AND JAMES J. RITCHIE.

                                  PROPOSAL TWO

                          TO APPROVE AMENDMENTS TO OUR
                     1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
             TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
               UNDER THE PLAN AND TO AUTHORIZE THE GRANT OF STOCK
      AND RESTRICTED STOCK AWARDS TO OUR OFFICERS, NON-EMPLOYEE DIRECTORS,
                            CONSULTANTS AND ADVISORS

      CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT AND THE REVISED TEXT OF THE 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN ATTACHED AS ANNEX A IN THEIR ENTIRETY BEFORE YOU DECIDE HOW TO VOTE.

      The 1998 Key Employee Share Incentive Plan, adopted by stockholders at the 1999 annual meeting and amended at the 2000 and 2001 annual meetings, provides incentives to our key employees, non-employee directors, consultants and advisors by encouraging them to acquire a larger share ownership in Ceres thereby increasing their proprietary interest in our business and enhancing their personal financial interest in its success. The plan currently permits the grant to employees (including officers and directors who are employees), non-employee directors, consultants and advisors of non-transferable non-qualified stock options or incentive stock options to purchase shares of our common stock and the grant of non-transferable options to receive payments based on the appreciation of our common stock, or stock appreciation rights. The plan currently has 2,000,000 shares of our common stock reserved for issuance under the plan.

      Our Board of Directors believes that an additional share reserve will allow us to provide the necessary incentives to eligible recipients. Accordingly, on March 17, 2004, the Board adopted an amendment to the plan, subject to your approval, to increase the total number of shares of our common stock reserved for issuance under the plan by an additional 1,000,000 shares to a total of 3,000,000 shares of our common stock. As of March 22, 2004, a total of 1,180,885 shares were subject to granted options, and stock grants and restricted stock awards subject to stockholder approval of this proposal, leaving, after approval of these amendments, 1,819,115 shares available for future options or awards.

      In addition, our Board of Directors also believes that the plan should be amended to allow for the grant of stock and restricted stock awards in addition to stock options and stock appreciation rights to officers, non-employee directors, consultants and advisors. Accordingly, on March 17, 2004, the Board also adopted amendments to the plan, subject to your approval, to allow for the grant of stock and restricted stock awards.

      In addition, we have made minor revisions to the Plan to take into account changes in the law and to correct various language inconsistencies. A copy of the Plan marked to show all revisions is attached to this proxy statement as Annex A. The principal features of the Plan, assuming approval of the amendments, are described below.

DESCRIPTION OF THE PLAN

      The plan provides for the grant of:

            - incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (only to employees, including officers and directors who are employees),

            -     non-qualified stock options,

            -     stock appreciation rights,

            -     stock, or

            -     restricted stock awards.

      Incentive stock options may be exercisable for up to ten years at an option price of not less than the fair market value of our common stock on the date that the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of our common stock in the case of an officer or other key employee who owns, at the time the option is granted, more than ten percent of our common stock. Holders of incentive stock options qualify for favorable tax treatment. See "Summary of Federal Income Tax Consequences." Non-qualified stock options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the Compensation Committee of our Board of Directors may determine. The grant of stock or restricted stock awards are subject to such terms and conditions as the Compensation Committee may determine.

      The plan is administered by the Compensation Committee of our Board of Directors, which is charged with designating those persons to whom options, stock appreciation rights, stock and restricted stock awards are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time when an option or stock appreciation right may be exercised, whether stock appreciation rights will be made part of any options and the vesting and forfeiture provisions of any restricted stock award.

      Stock Options. Options granted under the plan are subject to the following restrictions, among others:

      - the per share exercise price for incentive stock options must be equal to or greater than 100% of the fair market value of a share of our common stock on the date of grant of the option;

      - no option may be exercisable after the expiration of ten years from the date of its grant; and

      - options granted under the plan are subject to transfer restrictions as follows:

      - no option or stock appreciation right shall be transferable by the optionee other than by will or the laws of descent and distribution; and

      - no option granted can be pledged or hypothecated, nor can it be subject to execution, attachment or similar process.

      The plan limits the maximum number of options, stock appreciation rights, stock or restricted stock awards granted to any one employee under the plan to 500,000 shares annually.

      The Compensation Committee may condition the exercise of any option upon the continued employment of the optionee with us, and may make such option immediately exercisable. However, the Committee will require that from the date of grant of any incentive stock option until three months prior to the date such option is exercised, such optionee must be an employee of Ceres or a subsidiary.

      If an optionee's employment with us is terminated by reason of a permanent and total disability or death, then his or her incentive options or stock appreciation rights will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her unvested options or stock appreciation rights will terminate on the effective date of such termination and vested options terminate three months later. Options and stock appreciation rights become immediately exercisable in the event of a change in control (as defined in the plan) of Ceres.

      Options exercised by the optionee may be paid in cash or by check or, with the consent of the Compensation Committee, in whole or in part with a surrender of our common stock having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee, in its sole discretion, may approve other methods of exercise for an option or payment of an option price, provided that no such method may cause any incentive stock option granted under the plan to not qualify under Section 422 of the Code or cause any shares of our common stock issued in connection with the exercise of an option not to be fully paid and non-assessable shares of common stock.

      Stock Appreciation Rights. Stock appreciation rights are the right to receive payment per share of the stock appreciation rights exercised in shares of our common stock, in cash, or check, or a combination of cash, or check, and shares of common stock equal to the excess of the common stock's fair market value on the date of exercise over its fair market value on the date the stock appreciation right was granted. Stock appreciation rights may be granted by the Compensation Committee to key employees, non-employee directors, consultants and advisors as a right in tandem with the number of shares of common stock underlying options granted to such eligible recipient under the plan or on a stand-alone basis with respect to a number of shares of common stock for which an option has not been granted. No optionee is entitled to a grant of a stock appreciation right solely as a result of the grant of an option to such optionee. Exercise of a stock appreciation right issued in tandem with an option will result in the reduction of the number of shares of our common stock underlying the related option to the extent of the stock appreciation right exercise. After the grant of a stock appreciation right, an optionee intending to rely on an exemption from Section 16(b) of the Exchange Act is required to hold such stock appreciation right for six months from the date the price for such stock appreciation right is fixed to the date of cash settlement. Additionally, in order to remain exempt from Section 16(b) of the Exchange Act, a stock appreciation right must be exercised by an optionee subject to Section 16(b) only during the period beginning on the third business day following the release of a summary statement of our quarterly or annual sales and earnings and ending on the twelfth business day following said date.

      Stock Grant. Under the Plan, the Compensation Committee may grant shares of stock to any eligible recipient. The Committee will determine the value, any predicate performance criteria, and any restriction of the stock award. The grant of stock may be in such amounts and subject to such terms and conditions, including the satisfaction of any conditions, as the Compensation Committee may determine.

      Restricted Stock Awards. Under the Plan, the Compensation Committee may impose such conditions or restrictions on the restricted stock as it deems advisable, including a period in which such stock is subject to vesting and/or forfeiture based on termination of employment or discontinued service or other events as determined by the Committee. The Compensation Committee may grant participants holding restricted stock the right to receive dividends or the right to vote.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

Non-Qualified Stock Options

      Generally. An optionee generally will not recognize income upon the grant of a non-qualified stock option. If an optionee receives unrestricted shares of our common stock upon the exercise of a non-qualified stock option, the optionee will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned shares of common stock over the exercise price. When the optionee disposes of the shares, capital gain will be recognized, either long or short-term depending on the holding period beginning on the date the shares are acquired.

      Tax Consequences to Ceres. To the extent that an optionee recognizes ordinary income, we will generally be entitled to a corresponding deduction assuming that the deduction is not disallowed by Section 162(m) of the Code. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

Incentive Stock Options

      Generally. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he or she ceases to be an employee of Ceres or a subsidiary or one year if he or she ceases to be an employee due to disability. To satisfy the holding period requirement, an optionee must not sell or dispose of the optioned shares of our common stock before two years from the grant of the option and must hold the optioned shares of our common stock more than one year after the common stock are transferred to the optionee. If these requirements are satisfied, upon the sale of the shares of our common stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between the optionee's basis in our common stock and the net proceeds of the sale.

      Disqualifying Disposition. If shares of our common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, a disqualifying disposition, the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned shares of our common stock on the date of the exercise of the incentive stock option over the exercise price.

      Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time of exercise of the option, or, if later, at the time at which the stock is freely transferable or not subject to a substantial risk of forfeiture.

      Tax Consequences to Ceres. The granting of an incentive stock option, or the exercise thereof, will generally not result in a deduction for us. However, to the extent that an optionee recognizes ordinary income as the result of a disqualifying disposition, we will generally be entitled to a corresponding deduction, assuming that the deduction is not disallowed by Section 162(m) of the Code.

Stock Appreciation Rights

      Generally. The recipient of stock appreciation right awards generally will not recognize income at the time a stock appreciation right is granted, but will recognize ordinary income upon the exercise of a stock appreciation right equal to the sum of:

      -     the gross cash proceeds payable, and

      -     the fair market value on the exercise date of any shares received.

      Tax Consequences to Ceres. We will be entitled to a tax deduction with respect to a stock appreciation right at the same time and in the same amount as the recipient recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code.

CHANGE OF CONTROL

      In the event of a "change of control," as defined below, all options, stock appreciation rights and restricted stock awards granted under the Plan would immediately vest and become exercisable in full, except as otherwise provided in the award agreement or other agreement between the participant and the company.

      A "change of control" shall be deemed to have occurred if:

            - a tender offer is made and completed for the ownership of 25% or more of our outstanding voting stock;

            - Ceres merges or consolidates with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by our former stockholders as the same existed immediately prior to such merger or consolidation;

            - we sell substantially all of our operating assets to another corporation which is not a wholly-owned subsidiary; or

            - a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act acquires, other than by reason of inheritance, 25% or more of our outstanding voting securities (whether directly, indirectly, beneficially or of record).

AMENDMENT AND TERMINATION

      Our Compensation Committee, subject to the approval of the Board of Directors, has the authority to amend, modify, suspend or terminate the plan, provided that no such action impairs the rights of the holder of any outstanding option, stock appreciation right, stock grant or restricted stock award without the written consent of such holder, and provided further that certain amendments of the plan are subject to stockholder approval. Unless terminated sooner, the plan will terminate on September 30, 2008.

      The following table sets forth restricted stock awards under the Plan that were granted, subject to approval of the amendments to the Plan, to each executive officer, executive officers as a group, non-executive directors as a group and non-executive officer employees as a group. The restricted stock awards were granted by the Compensation Committee on March 23, 2004 and the awards vest 25% over four years.

       NAME                              TITLE                  DOLLAR VALUE *     NO. OF SHARES
       ----                              -----                  --------------     -------------
Thomas J. Kilian                   CEO and President               $174,250           25,000
Kathleen L. Mesel                  EVP and General Counsel           52,275            7,500
Mark A. Nielsen                    EVP - Senior Division             52,275            7,500
David I. Vickers                   EVP and CFO                       52,275            7,500
Bradley A. Wolfram                 EVP - Medical Division            52,275            7,500

Executive Group                                                     383,350           55,000
Non-Executive Director Group                                             --               --
Non-Executive Employee Group                                             --               --

* Based on $6.97 per share, the closing price of our common stock on March 22, 2004.

      In addition, a total of 7,867 shares of our common stock under the Plan was granted, subject to approval of the amendments to the Plan, to the non-employee directors of our Board on April 1, 2004 by the Compensation Committee as part of the directors' quarterly retainer fee.

      Approval of the amendments to the Plan requires the affirmative vote of the holders of a majority of our voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The enclosed proxy card will be voted FOR this proposal unless the proxy holders are otherwise instructed.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO OUR 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN.

                                 PROPOSAL THREE

                    TO APPROVE PERFORMANCE-BASED COMPENSATION
                   FOR THOMAS J. KILIAN, OUR CEO AND PRESIDENT

      On July 9, 2002, we entered into an employment agreement with Thomas J. Kilian, our CEO and President. Pursuant to this agreement, in addition to a salary determined by our Board, Mr. Kilian is eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by the Board in its sole discretion. Our Compensation Committee and the Board of Directors recommended that performance-based compensation payable to Mr. Kilian be submitted to stockholders for approval at this Annual Meeting.

      Any performance-based compensation payable to Mr. Kilian is intended to address certain limitations on the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly-traded corporation to certain employees, including Mr. Kilian. Certain types of compensation may be excluded from the limitations of deductibility, including compensation that qualifies as "performance-based compensation."

      To comply with the provisions of the Code and to qualify the compensation payable to Mr. Kilian as performance-based compensation eligible for exclusion from the deduction limit, performance-based compensation payable to Mr. Kilian is being submitted to stockholders for approval at this Annual Meeting.

      Certain cash and/or stock-based bonuses payable to Mr. Kilian may be intended to provide remuneration solely on account of the attainment of one or more pre-established, objective performance criteria under circumstances that satisfy the requirements of Section 162(m) of the Code and will be determined by the attainment of one or more performance goals based on one or more performance measures as determined by our Compensation Committee in conformity with Section 162(m). No bonus or stock award that qualifies as performance-based will be payable unless the Compensation Committee certifies in writing, by resolution or otherwise, that the performance goals applicable to such bonus or stock award were satisfied.

      Performance measures may include such things as: net operating income or net income; earnings per share; net sales growth; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow; share price (including, but not limited to, growth measures and total shareholder return); expense targets; operating efficiency; revenue growth; and rating agencies' ratings.

      Our Compensation Committee will have the discretion to alter the performance measures without obtaining stockholder approval of such changes to the extent that applicable tax or securities laws change to permit such alterations. The Compensation Committee will also have the discretion to pay bonuses or stock awards to Mr. Kilian that do not qualify as performance-based compensation under Section 162(m).

      Approval of this proposal requires the affirmative vote of the holders of a majority of our voting stock present in person or represented by proxy and entitled to vote at the annual meeting. The enclosed proxy card will be voted FOR this proposal unless the proxy holders are otherwise instructed.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PERFORMANCE-BASED COMPENSATION FOR THOMAS J. KILIAN, OUR CEO AND PRESIDENT.

                               BOARD OF DIRECTORS

      Based on information as of March 22, 2004 the following describes the age, position with Ceres, principal occupation and business experience during the past five years, and other directorships of each of our directors.

       NAME             AGE                  POSITION                     CLASS     DIRECTOR SINCE
       ----             ---                  --------                     -----     --------------
Roland C. Baker          65      Director                                  III           2003
Michael A. Cavataio      60      Director                                   II           1997
Bradley E. Cooper        37      Director                                   II           1998
Susan S. Fleming         33      Director                                    I           2000
Thomas J. Kilian         52      Director, President and Chief               I           2002
                                   Executive Officer

James J. Ritchie         49      Director/Audit Committee Chairman          II           2003
William J. Ruh           43      Chairman of the Board                     III           2000
Robert A. Spass          48      Director                                  III           1998

      Note: Robert J. Lunn, a Class I director, resigned effective March 17, 2004. The Board intends to fill his vacancy as soon as possible.

      Mr. Baker served as president of First Penn-Pacific Life Company from 1995 to 2001. In addition, Mr. Baker was also chief executive officer of Baker, Rakich, Shipley & Politzer, Inc., a consulting firm focused on marketing and distribution system strategy development for financial services companies from 1988 to 1995. Mr. Baker serves as a Trustee for Henderson Global Investors. A past board member of The American Council of Life Insurers, The American College, and the National Association of Independent Insurers, he also held various senior executive and director roles with several insurance companies.

      Mr. Cavataio is a real estate developer in northern Illinois and southern Wisconsin. He served as a director of Pioneer Financial Services from 1986 to 1997 and served as Vice Chairman from 1995 to 1997. Mr. Cavataio has served as a director of U.S. Bank of Northern Illinois since 1988 and as a director of AON Funds, Inc., a subsidiary of AON Corp., a multi-line insurance and brokerage company from 1994 to 2002.

      Mr. Cooper has been a partner and co-founder of Capital Z Partners since 1998. He serves on the board of directors of Universal American Financial Corp. and PXRE Group, Ltd. and other privately-held companies. From 1994 to 1998, Mr. Cooper served as a partner of Insurance Partners, L.P., a private equity fund.

      Ms. Fleming was a partner of Capital Z Partners from January 2002 to December 2003. From 1998 to 2002, she was a principal of Capital Z. She serves on the Board of Directors of PXRE Group, Ltd. From 1994 to 1998, Ms. Fleming served as a vice president of Insurance Partners I, L.P., where she assisted in the successful completion of numerous investments.

      Mr. Kilian has been President, Chief Executive Officer and a director of Ceres since July 2002. Prior to joining Ceres, Mr. Kilian was chief operating officer of Conseco, Inc., based in Carmel, Indiana from 1998 to 2001. In this capacity, he was responsible for all operating subsidiaries and many corporate functions and provided operating leadership as Conseco implemented an aggressive growth strategy. He was also president and a member of the board of directors for many of Conseco's operating subsidiaries since 1989. On December 17, 2002, Conseco, Inc. and its subsidiaries, CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., Conseco Finance Corp., and Conseco Finance Servicing Corp. filed for relief under Chapter 11 of the United States Bankruptcy Code. Conseco emerged from bankruptcy on September 10, 2003.

      Mr. Ritchie is a certified public accountant and served as managing director and chief financial officer of White Mountains Insurance Group, Ltd's OneBeacon Insurance Co., where he was responsible for the group's global finance function, from February 2001 until May 2003. Mr. Ritchie also served on the board of directors of Folksamerica Reinsurance, a wholly-owned subsidiary of White Mountains. From December 2000 until February 2001, Mr. Ritchie served as a consultant for White Mountains. Prior to his tenure at White Mountains, he held several executive positions in accounting, finance and reinsurance with CIGNA Corporation, and was senior audit manager for Price Waterhouse. Mr. Ritchie also is a director of Quanta Capital Holdings, Ltd. He serves as chairman of Quanta's audit committee and as a member of its compensation and governance committee.

      Mr. Ruh has been an executive vice president and co-founder of Castle Creek Capital, an investment management company, since 1995. He is also a co-founder and has been a principal of Castle Creek Financial, a registered broker/dealer that conducts financial advisory services and places equity investments, since 1995. Mr. Ruh worked for Bank One Corporation and Mabon Securities prior to founding Castle Creek. In addition to serving as chairman of Ceres Group, Inc., Mr. Ruh is a director of Hanmi Financial Corp.

      Mr. Spass has been a partner and co-founder of Capital Z Partners, an investment management company, since 1998. Prior to co-founding Capital Z, Mr. Spass was the managing partner and co-founder of Insurance Partners, L.P. Mr. Spass served as president and chief executive officer of International Insurance Advisors, Inc., an investment management company, from 1990 to 1994. Mr. Spass is a director of USI Insurance Services, Universal American Financial Corp., Endurance Specialty Insurance, Ltd. and Aames Financial Corp.

RESPONSIBILITIES AND COMPOSITION OF THE BOARD OF DIRECTORS

      Our Board of Directors consists of individuals on whose judgment, initiative and efforts the financial success and growth of the company depends. As a Board, these individuals review our business policies and strategies and advise and counsel our CEO and the other executive officers who manage our business.

      Our Bylaws state that our Board of Directors has nine members. Currently, we have eight directors with one vacancy due to Mr. Lunn's March 17, 2004 resignation. Of the eight directors on our Board, the Board considers seven of them to be "independent directors." An

"independent director" is a non-management director who the Board has affirmatively determined has no material relationships with the company and otherwise satisfies the requirements of the NASDAQ Stock Market's corporate governance standards. An independent director for audit committee purposes must also meet additional requirements. The Board has affirmatively determined that all the non-management directors (every director except Mr. Kilian) are "independent directors" who do not have any material relationships with the company or any of our consolidated subsidiaries.

      Our Board is divided into three separate classes each with three directors, designated Class I, Class II and Class III, with each class elected for a three-year term. Class I directors were elected to serve a three-year term ending at the 2006 Annual Meeting, Class II directors to serve a term ending at this 2004 Annual Meeting and Class III directors to serve a three-year term ending at the 2005 Annual Meeting. Mr. Lunn, a Class I director, announced his resignation from the Board effective March 17, 2004.

      INDEPENDENT DIRECTOR EXECUTIVE SESSIONS. Our non-management, independent directors (all our directors with the exception of Mr. Kilian) have met in executive session without the presence of the company's management. These directors intend to meet in executive session at least quarterly.

DIRECTOR NOMINATION PROCESS

      Potential candidates for Board positions are identified by the Board of Directors and the nominating committee through a variety of means, including the use of a search firm and recommendations of Board members and executive officers. If a stockholder wishes to identify a potential candidate for our Board, they should provide written information to the chairman of our nominating committee about such candidate's qualifications. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on information supplied by the candidate and information from other sources. To be considered, stockholders much satisfy the notification, timeliness, consent and information requirements for director nominations.

      In considering possible candidates for election as a director, the nominating committee is guided by the following principles: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience which is of particular relevance to Ceres; (c) each director should have sufficient time to devote to the company's affairs; and (d) each director should represent the best interests of the stockholders as a whole rather than special interest groups. The nominating committee looks for candidates with some of the following qualifications: financial literacy, leadership experience, lack of conflicts, reputation, integrity, experience in the industry and sound business judgment. In recommending candidates for election as directors, the nominating committee and the Board will take into account the need for the Board to have a majority of directors that meet the independence requirements of the NASDAQ Stock Market and such other criteria as established from time to time by the Board.

      In March 2004, our Board of Directors approved the formation of the Nominating and Governance Committee which is comprised of all independent directors as required by the regulations of the NASDAQ Stock Market for nominating committee composition and adopted a written charter for the committee, which is available on our website at www.ceresgp.com. The Nominating and Governance Committee will provide assistance to the Board in the areas of Board membership selection, committee membership selection and rotation practices, evaluation of the overall effectiveness of the Board and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee unanimously approved the nominees in Class II for election at this Annual Meeting. All of the Class II nominees are currently serving as directors and the Committee considered the importance of the continued participation of these nominees.

DIRECTOR COMPENSATION

      In 2003, our directors, with the exception of Mr. Kilian, each received a $2,500 quarterly retainer and non-qualified stock options for 5,000 shares. In addition, each chairman of a committee received a $5,000 annual fee for serving as a chairman of a committee.

      Beginning with the fourth quarter 2003, the Board changed the compensation structure for board and committee members. Each board member will receive an annual retainer of $40,000, with the exception of the chairman, who shall receive a $50,000 retainer. In addition, each chairman of a committee shall receive an annual retainer of $10,000, with the exception of the audit committee chairman, who shall receive $30,000. Further, each committee member shall receive an annual retainer of $5,000, with the exception of the audit committee, which shall receive $15,000 each. These retainers are paid in quarterly increments in arrears, on the first day of each quarter, payable 50% in cash and 50% in stock. For the fourth quarter 2003, the stock portion was paid out in the form of a grant of a non-qualified stock option. If the proposed amendments to our 1998 Key Employee Share Incentive Plan are approved by the stockholders at the 2004 Annual Meeting, the directors will receive 50% of their retainer fee in stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all forms were filed in a timely manner during 2003, with the following exceptions:

      A Form 4 for each non-employee director (currently Messrs. Cavataio, Cooper, Ruh and Spass and Ms. Fleming) related to their annual stock option grant on May 20, 2003 was inadvertently filed late. The Form 4s were subsequently filed.

BOARD COMMITTEES

      Our Board of Directors met six times in 2003 and took action by written consent once. During 2003, all incumbent directors participated in at least 75% of all Board and applicable committee meetings.

      Currently, our Board of Directors has standing executive, nominating and governance, compensation, investment and audit committees. The Audit Committee Charter is attached hereto as Annex B. Both the Audit Committee Charter and the Nominating and Governance Committee Charter are available on our website (www.ceresgp.com).

      Executive Committee. Our Executive Committee has all of the powers of the Board of Directors in the management of our business and affairs between Board meetings except the power to fill vacancies on the Board or its committees. The members of the Executive Committee are Mr. Ruh (chairman), Mr. Kilian and Mr. Spass. The Executive Committee met once in 2003.

      Nominating and Governance Committee. In March 2004, our Board of Directors formed the Nominating and Governance Committee. This Committee will provide assistance to our Board in the areas of Board membership selection, committee membership selection, Board evaluation and the review and consideration of developments in corporate governance practices. The Nominating and Governance Committee's composition satisfies the regulations of the NASDAQ Stock Market governing nominating committee composition and all members of the committee are considered "independent." For information on the director nomination process, see "Director Nomination Process" on page 18.

      Until the formation of the Nominating and Governance Committee, our Executive Committee also functioned as our nominating committee. Prior to mid-2003, our Compensation Committee served as our nominating committee.

      The members of the Nominating and Governance Committee are Mr. Spass (chairman), Mr. Baker and Mr. Ruh.

      Investment Committee. Our Investment Committee establishes policies for our investments (our Investment Guidelines) and monitors their management. Other than written investment guidelines, our Investment Committee has no written charter. The members of the Investment Committee currently are Mr. Cavataio (chairman) and Mr. Cooper. The Investment Committee met three times in 2003 and took action by written consent twice.

      Compensation Committee. Our Compensation Committee is responsible for determining the compensation of our executive officers and administering our various stock plans. The

Compensation Committee also produces a report on executive compensation for inclusion in this proxy statement. The Committee approves the corporate goals and objectives relevant to our CEO's total compensation, evaluates our CEO's performance in light of such goals and objectives, and approves our CEO's total compensation level based on such review. The Compensation Committee has sole authority to retain and approve the terms of the retention of any consultants and other compensation experts to assist in the evaluation of our CEO or other executive officers.

      Our Compensation Committee has a written charter approved by our Board of Directors. The Compensation Committee is comprised solely of independent directors. The members of the Compensation Committee are Mr. Cooper (chairman), Mr. Cavataio and Mr. Ruh. The Compensation Committee met five times and took action by written consent four times in 2003.

      Audit Committee. Our Audit Committee is directly responsible for the appointment, compensation, engagement and oversight of the work of our independent auditor (KPMG). The Audit Committee oversees our accounting and financial reporting processes, the adequacy of our internal control over financial reporting and of its disclosure controls and procedures and the integrity of our financial statements. The Committee pre-approves all audit and non-audit services provided by our independent auditor, reviews reports concerning significant legal and regulatory matters, discusses our policies with respect to our risk management and assessment processes and reviews the performance of our internal audit function. The Audit Committee also discusses our filings on Form 10-K and 10-Q and the financial information in those filings and prepares the "Audit Committee Report" for inclusion in this proxy statement.

      The Audit Committee works closely with management as well as our independent auditor and the firm to which we outsource our internal audit function. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the company for, the engagement of outside counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

      A more detailed description of the role and responsibilities of our Audit Committee is set forth in its new written charter adopted by the Board on March 17, 2004. A copy of the new Audit Committee Charter is set forth in Annex B to this proxy statement and is also available on our website at www.ceresgp.com.

      The Audit Committee's current composition satisfies the regulations of the NASDAQ Stock Market governing audit committee composition, including the requirement that all audit committee members be "independent" as defined in the National Association of Security Dealers' listing standards and the special requirements under Rule 10A-3 of the Exchange Act. The Audit Committee and our Board of Directors have determined that Mr. Ritchie, the chairman of the Committee, qualifies as our "audit committee financial expert," as such term is defined by the SEC. In addition, all of our Audit Committee members are able to read and understand financial statements.

      The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding accounting, internal accounting controls, or auditing matters may be submitted:

      -     by sending a written communication addressed as follows:

                           Audit Committee
                           Ceres Group, Inc.
                           c/o Corporate Secretary
                           17800 Royalton Road
                           Cleveland, Ohio 44136

      - by stating the communication in a call to our Ethics Hotline (1-800-500-0333) and identifying the communication as intended for the Audit Committee, or

      - by sending the communication in an e-mail message to our Audit Committee Chairman at: director@ceresgp.com.

All written communication will be forwarded unopened to Mr. Ritchie, our Audit Committee Chairman.

The members of the Audit Committee are Mr. Ritchie (chairman), Mr. Baker and Ms. Fleming. The Audit Committee met eight times during 2003 and took action by written consent twice.

                             AUDIT COMMITTEE REPORT

      This report is submitted by the Audit Committee of the Ceres Board of Directors. The Audit Committee, on behalf of the Board, oversees management's conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.

      Management is responsible for the preparation of the company's consolidated financial statements and the reporting process. The firm of KPMG LLP, as Ceres' independent auditor, is responsible for auditing the company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2003 with management and KPMG.

      The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under auditing standards generally accepted in the United States of America.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors a formal written statement describing all relationships between our independent auditors and us that might bear on our independent auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the Audit Committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

      The Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission, in reliance upon the Audit Committee's reviews and discussions with management and our independent auditors (KPMG and Ernst & Young) and the receipt of an opinion from KPMG, dated March 12, 2004, stating the company's 2003 consolidated financial statements present fairly, in all material respects, the consolidated financial position of Ceres and its consolidated subsidiaries at December 31, 2003 and the consolidated results of operations and cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                                                AUDIT COMMITTEE
                                                JAMES J. RITCHIE (Chairman)
                                                ROLAND C. BAKER
                                                SUSAN S. FLEMING

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

      On June 26, 2003, Ernst & Young, LLP informed us that it had declined to stand for re-election as the independent accountants for the company for the fiscal year ended December 31, 2003. The client-auditor relationship between the company and E&Y ceased upon the completion of second quarter review procedures on August 14, 2003.

      The reports of E&Y on our financial statements for the two years ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with its audits for the two years ended December 31, 2002 and through August 14, 2003, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such years.

      During the two years ended December 31, 2002 and through August 14, 2003, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). E&Y furnished a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of that letter, dated August 14, 2003, was attached as Exhibit 16.1 to our Form 8-K/A, dated August 20, 2003.

      Effective September 15, 2003, our Audit Committee of the Board of Directors engaged KPMG LLP as our independent accountants.

      During the two years ended December 31, 2002 and through the date of their hire, we did not consult KPMG regarding either:

            (i) the application of accounting principles to a specific completed or contemplated transaction; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to Ceres nor oral advice was provided that KPMG concluded was an important factor considered by Ceres in reaching a decision as to the accounting, auditing, or financial reporting issue; or

            (ii) any matter that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

DISCLOSURE OF INDEPENDENT ACCOUNTANT FEES.

      KPMG LLP The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2003 by our accounting firm, KPMG:

Audit Fees (1)                                 $484,564
Audit Related Fees                                    0
Tax Fees                                              0
All Other Fees                                        0
                                               --------
                            TOTAL              $484,564
                                               ========

      (1) Includes $34,564 for the reimbursement of expenses incurred by KPMG. Total 2003 audit fees were $850,000 payable in four installments (October and November 2003 and February and March 2004). Fees for service to perform an audit or review in accordance with auditing standards generally accepted in the United States of America and services that generally only the company's independent auditor can reasonably provide, such as statutory audits, consents, and assistance with and review of documents filed with the SEC.

      ERNST & YOUNG, LLP The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2003 and 2002, by our former accounting firm, Ernst & Young:

                                                                                  2003             2002
                                                                                ---------       ---------
Audit Fees                                                                      $ 260,443       $ 831,740
Audit Related Fees (including benefit plans, mergers and
  acquisitions, FAS 142 review and other accounting issues)                        13,714          84,769
Tax Fees (including restructuring issues, tax settlement
  and other miscellaneous out of audit scope issues)                                    0          80,129
All Other Fees                                                                          0               0
                                                                                ---------       ---------
                                                                      TOTAL     $ 274,157       $ 996,638
                                                                                =========       =========

      The Audit Committee pre-approved and authorized the payment of all fees billed to us by KPMG in 2003. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence. The Audit Committee also assures the regular rotation of the audit engagement team partners to the extent that such rotation is required by law. KPMG is a registered company with the Public Company Accounting Oversight Board (PCAOB) as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.

      The Audit Committee has adopted pre-approval procedures as required under the Sarbanes-Oxley Act and the rules of the SEC. Generally, in October of each year, the Audit Committee pre-approves the specific audit services and fees and the terms of an engagement letter to be entered into by us with the independent auditor. The Audit Committee, or the Audit Committee chairman to whom authority may be given, also must pre-approve all audit-related, tax and other permitted non-audit services that management may desire to engage its independent auditor to perform and the maximum fees for such services, in each case as the Audit Committee, in its sole judgment, believes does not impair the independence of the independent auditor.

CODE OF CONDUCT AND ETHICS

      We have adopted a Code of Conduct and Ethics that applies to all our employees, officers and directors, including our CEO, CFO and all professionals in the finance and finance-related departments. This Code is available on our website at www.ceresgp.com.

                               EXECUTIVE OFFICERS

                                                                                                   EXECUTIVE
NAME                           AGE      POSITION                                                   OFFICER SINCE
----                           ---      --------                                                   -------------
Thomas J. Kilian*              52       President and Chief Executive Officer                           2002
Kathleen L. Mesel              39       Executive Vice President, General Counsel and Corporate         2003
                                        Secretary
Mark A. Nielsen                51       Executive Vice President - Senior Division                      2001
David I. Vickers               42       Executive Vice President and Chief Financial Officer            2002
Bradley A. Wolfram             39       Executive Vice President - Medical Division                     2003

----------
* Biographical information on Mr. Kilian can be found under "Board of Directors."

      Ms. Mesel has served as Executive Vice President since May 2003 and as General Counsel and Corporate Secretary since October 2001. From April 2001 to October 2001, she was Senior Vice President - Legal and from October 2000 to April 2001, she was Vice President - Legal. Prior to joining Ceres in October 2000, Ms. Mesel was in private practice with the law firm of Kohrman, Jackson & Krantz, PLL, where she practiced general corporate and securities law.

      Mr. Nielsen has served as Executive Vice President of our Senior Division since June 2001. He served as President of The Pyramid Life Insurance Company, a former indirect subsidiary of Ceres, from 1996 to March 2003 and in various vice president capacities for Pyramid Life from 1978. Mr. Nielsen served as President of Continental General Insurance Company, a subsidiary of Ceres, from 2000 to 2002.

      Mr. Vickers has been Executive Vice President and Chief Financial Officer of Ceres since December 2002. From 2001 to 2002, Mr. Vickers operated his own financial consulting practice dedicated to the insurance and managed care industries. From 2000 to 2001, he served as chief financial officer of Quotesmith.com, an online insurance information service company. From 1997 through 1999, Mr. Vickers was senior vice president and chief financial officer of Amerin Corporation, a financial guarantor providing private mortgage insurance.

      Mr. Wolfram has served as Executive Vice President - Medical Division since August 2003. He also has served as President of our insurance subsidiaries since August 2003. From 1995 to 2003, Mr. Wolfram served as Senior Vice President for various insurance company subsidiaries of Conseco, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table sets forth the annual compensation paid with respect to the calendar years ended December 31, 2003, 2002 and 2001, to our Chief Executive Officer and our other four most highly compensated executive officers during 2003.

                                                     ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                                  -------------------------           -----------------------
                                                                                      RESTRICTED    SECURITIES
            NAME AND                                                                    STOCK        UNDERLYING        ALL OTHER
       PRINCIPAL POSITION            YEAR         SALARY            BONUS(1)          AWARDS (2)      OPTIONS       COMPENSATION (3)
       ------------------            ----         ------            -------           ---------       -------       --------------
THOMAS J. KILIAN . . . . . . .       2003       $600,000           $350,000           $174,250              -       $10,008
President and Chief                  2002        275,400  (4)       400,000  (5)             -        100,000        26,322  (6)
Executive Officer

KATHLEEN L. MESEL                    2003        169,200             65,000             52,275              -         3,966
Executive Vice President,            2002        139,300             40,000                  -              -         3,871
General Counsel and                  2001        107,300             28,000                  -         15,000         2,628
Corporate Secretary

MARK A. NIELSEN . . . . . . .        2003        243,300             75,000             52,275              -         7,308
Executive Vice President             2002        222,300             40,000                  -              -         6,604
                                     2001        220,700             30,852                  -         80,000         6,970

DAVID I. VICKERS . . . . . . .       2003        284,000             85,000             52,275        100,000         7,636
Executive Vice President and         2002         11,538  (7)             -                  -              -        15,750  (8)
Chief Financial Officer

BRADLEY A. WOLFRAM                   2003         92,500  (9)        65,000  (10)       52,275         50,000        28,954  (11)
Executive Vice President

----------
      (1) Unless otherwise indicated, the amounts in this column represent the bonus paid to each officer under the 2001, 2002 and 2003 officer bonus plans, respectively. These amounts were earned in 2001, 2002 and 2003 but paid in 2002, 2003 and 2004, respectively.

      (2) The restricted stock awards granted in 2004 as part of 2003 compensation are subject to stockholder approval as an amendment to our 1998 Key Employee Share Incentive Plan. The awards were valued at $6.97 per share. The restricted stock vests over four years (25% per year) and the unvested portion is subject to forfeiture if the recipient ceases to be employed by the company.

      (3) Unless otherwise indicated, the amounts in this column represent amounts contributed by the company for life insurance and 401(k) plan matches, which plan is available to all employees.

      (4) Represents compensation paid to Mr. Kilian from July 9, 2002 to December 31, 2002, following Mr. Kilian's hire. Mr. Kilian's annual salary in 2002 was $600,000.

      (5) Includes a $300,000 one-time signing bonus pursuant to Mr. Kilian's employment agreement. For more information regarding Mr. Kilian's employment agreement, see "Employment Agreements" on page 29.

      (6) Represents consulting fees paid to Mr. Kilian prior to his employment with the company.

      (7) Represents compensation earned by Mr. Vickers from December 17, 2002 to December 31, 2002, following his hire. Mr. Vickers' annual salary in 2002 was $250,000.

      (8) Represents consulting fees paid to Mr. Vickers prior to his employment with the company.

      (9) Represents compensation paid to Mr. Wolfram from August 18, 2003 to December 31, 2003, following Mr. Wolfram's hire. Mr. Wolfram's annual salary was $200,000.

      (10) Includes a $25,000 one-time signing bonus pursuant to Mr. Wolfram's employment agreement.

      (11) Includes $28,458 in relocation expenses provided to Mr. Wolfram in connection with his move from Illinois to Ohio. For more information regarding Mr. Wolfram's employment agreement, see "Employment Agreements" on page 29.

OPTION GRANTS IN 2003

      The following table summarizes information concerning options granted during the fiscal year ended December 31, 2003 to each of our executive officers listed in the compensation table.

                                                                                                          POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED ANNUAL
                                                    PERCENT OF                                            RATES OF STOCK PRICE
                                   NUMBER OF      TOTAL OPTIONS                                          APPRECIATION FOR OPTION
                                    SHARES          GRANTED TO      EXERCISE                                      TERM*
                                  UNDERLYING       EMPLOYEES IN     PRICE PER                            ----------------------
NAME                               OPTIONS             2003           SHARE         EXPIRATION DATE         5%            10%
----                               -------             ----           -----         ---------------         --            ---
David I. Vickers                   100,000             66%            $1.95       December 17, 2012     $122,634       $310,870
Bradley A. Wolfram                  50,000             34%            $3.25         August 18, 2013      102,195        258,983

----------
* Assumes a ten-year term of the options. These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual appreciation of our common stock. No gain to optionees is possible without an actual increase in the price of our stock, which would benefit all of our stockholders.

Note: These options were granted under the 1998 Key Employee Share Incentive
      Plan and vest on the third anniversary of the date of grant.

OPTION VALUES AT YEAR-END 2003

      The following table summarizes information with respect to the number of unexercised options held by the executive officers listed in the compensation table as of December 31, 2003. None of these executive officers exercised any options in 2003.

                                               NUMBER OF SECURITIES UNDERLYING      VALUE OF IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT DECEMBER 31, 2003               DECEMBER 31, 2003*
                                                ----------------------------           -------------------------
NAME                                             EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
----                                            ----------------------------           -------------------------
Thomas J. Kilian                                         0/100,000                            -- /$201,000
Kathleen L. Mesel                                       10,000/5,000                            $350/ --
Mark A. Nielsen                                        60,000/20,000                             -- / --
David I. Vickers                                         0/100,000                            -- /$396,000
Bradley A. Wolfram                                       0/50,0000                            -- /$133,000

----------
* Valued at $5.91 per share, the closing price of our common stock on December 31, 2003.

EMPLOYMENT AGREEMENTS

      THOMAS J. KILIAN. On July 8, 2002, we entered into a two-year employment agreement with Mr. Kilian under which Mr. Kilian serves as President and Chief Executive Officer. Under this agreement, Mr. Kilian received an annual salary of $600,000, unless increased by the Board in its discretion. Upon execution of his employment agreement, Mr. Kilian received a one time signing bonus in the amount of $300,000 and a grant of 100,000 non-qualified stock options at an exercise price of $3.90 per share. Mr. Kilian is also eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by our Board in its sole discretion. The agreement contemplates that, during the term of the agreement, the Board will nominate Mr. Kilian for election as a member of our Board.

      The agreement provides for reimbursement of all business expenses and certain other fringe benefits. If Mr. Kilian's employment agreement is terminated "without cause" as defined in the agreement, he will receive severance payments equal to eighteen months of his then-current salary in monthly installments, less the signing bonus plus any bonus paid to Mr. Kilian at the end of the fiscal year immediately preceding termination. In the event of a "change of control" as defined in the agreement, Mr. Kilian would be entitled to a severance payment equal to two years of his then-current salary, minus the signing bonus, plus the average annual bonus paid to Mr. Kilian in the last two fiscal years, in a lump sum payment.

      KATHLEEN L. MESEL. Ms. Mesel serves as Executive Vice President, General Counsel and Corporate Secretary. Effective October 16, 2000, we entered into an employment agreement with Ms. Mesel, which automatically extends after the initial one-year term. Upon execution of her employment agreement, she received a grant of 10,000 non-qualified stock options at an exercise price of $5.875 per share.

      Ms. Mesel is also entitled to reimbursement of all business expenses and other fringe benefits, including participation in the officer bonus plan. If Ms. Mesel's employment is terminated "without cause" or terminated by Ms. Mesel for "good reason," both as defined in the agreement, she will receive an amount equal to her salary through the one-year severance period and the annual bonus most recently paid to her by us.

      MARK A. NIELSEN. Mr. Nielsen serves as Executive Vice President of our Senior Division and served as President of Pyramid Life until its sale on March 31, 2003. On July 26, 2000, we entered into an employment agreement with Mr. Nielsen for a term of two years. Under this agreement, Mr. Nielsen received a salary of $200,000 per year and each renewal year thereafter. Mr. Nielsen's employment agreement provides that for each day of service under this agreement, the term extends for an additional day until the end of the calendar year in which Mr. Nielsen reaches age 65.

      Under this agreement, Mr. Nielsen is also eligible to participate in the officer bonus plan. If we terminate Mr. Nielsen's employment for any reason other than for cause, or if Mr. Nielsen terminates the agreement for "good reason" as defined in the agreement, Mr. Nielsen will receive a severance payment in an amount equal to his then-current salary through the remaining term of his agreement, but not less than two years and the amount of his most recent annual bonus. Mr. Nielsen would also be entitled to outplacement services.

      DAVID I. VICKERS. Mr. Vickers serves as Executive Vice President and Chief Financial Officer. Effective December 17, 2002, we entered into a two-year employment agreement with Mr. Vickers under which he received a base salary of $250,000, with an increase to $290,000 effective April 1, 2003. In connection with his employment agreement, on March 4, 2003, Mr. Vickers received a grant of 100,000 non-qualified stock options at an exercise price of $1.95 per share.

      The agreement provides for reimbursement of all reasonable business expenses and certain other fringe benefits. He is also eligible to participate in the officer bonus plan. If we terminate Mr. Vickers employment agreement "without cause" as defined in the agreement, Mr. Vickers will receive severance payments equal to eighteen months of his then-current salary in equal monthly installments. If a "change of control" occurs as defined in the agreement, Mr. Vickers will receive a severance payment equal to two years of his then-current salary in a lump sum.

      BRADLEY A. WOLFRAM. Mr. Wolfram serves as Executive Vice President of our Medical Division. On August 18, 2003, we entered into a two-year employment agreement with Mr. Wolfram. Under this agreement, Mr. Wolfram received an annual salary of $200,000 per year and received a one-time signing bonus of $25,000. In connection with his employment agreement, Mr. Wolfram also received a grant of 50,000 non-qualified stock options at an exercise price of $3.25 per share.

      The agreement also provides for reimbursement of housing/relocation expenses related to Mr. Wolfram's residence in Illinois and subsequent relocation to Ohio and reimbursement of all reasonable business expenses. If we terminate Mr. Wolfram's employment agreement "without cause" as defined in the agreement, Mr. Wolfram will receive severance payments equal to twelve months of his then-current salary in equal monthly installments. In the event of a "change of control" as defined in the agreement, Mr. Wolfram shall receive a severance payment equal to eighteen months of his then-current salary in a lump sum.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

      This report on executive compensation is submitted by the Compensation Committee of the Ceres Board of Directors. The Compensation Committee has responsibility for the determination of the total compensation, including benefits, of our executive officers.

OVERVIEW

      The base compensation of most of our executive officers is governed by individual employment agreements. An important goal is to attract and retain corporate officers and senior staff and to motivate them to superior performance. In determining the composition and level of compensation for our executive officers, the Committee considers, among other things, the responsibilities of the officer, the experience and background of the individual, an evaluation of the individual's contribution to Ceres and available information as to the practices of other insurance companies.

      The Ceres Group, Inc. 1998 Key Employee Share Incentive Plan is designed to provide incentives to executive officers, directors and other key employees by encouraging them to acquire a larger share of ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in our success. This plan permits the grant of non-transferable options to purchase our common stock, which grants may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code. The plan also permits the grant of non-transferable options to receive payments based on the appreciation of our stock, the grant of stock and restricted stock awards. In making any grants under the plan, the Committee does so based upon merit and keeping with our overall objective of enhancing our profitability and stockholder value. For more information on this Plan, see "Proposal 2."

BASE SALARY

      The Compensation Committee reviews the salaries of our executive officers each year and adjusts salaries, in its discretion, based on a subjective evaluation of individual performance, including level of responsibility, and comparisons to peers inside and outside Ceres.

ANNUAL INCENTIVE AWARDS

      Annual incentive awards are designed to focus management attention on our performance.

      For fiscal year 2003, the Compensation Committee and the Board adopted a discretionary bonus plan with potential payouts to be based on an objective evaluation of the company's performance and a subjective evaluation of individual performance. With the exception of Mr. Kilian, these bonuses were earned in 2003 and paid in 2004. In addition to cash bonuses, the Compensation Committee awarded restricted stock to each executive officer as part of their 2003 total compensation. Such restricted stock awards totaling 55,000 shares of our common stock are subject to stockholder approval at this Annual Meeting.

      For fiscal year 2002, the Compensation Committee and the Board adopted a discretionary bonus plan with potential payouts to be based on a subjective evaluation of individual performance. Those bonuses were earned in 2002 and paid in 2003.

         The fiscal year 2001 bonus plan was based on both corporate and individual performance goals. An earnings per share target was set, and if reached, the bonus paid at a percentage of the officer's annual salary. The salary percentage bonus, ranging from 50% to 15% of annual salary, would have been determined by the officer's level within Ceres. The bonus would have been paid 75% in cash and 25% in restricted stock with two-year cliff vesting. If an officer elected to take up to 50% of the entire bonus payout in restricted stock, he would have received a 20% premium on the additional stock received. No bonuses were paid under the plan. However, the Board elected to pay bonuses on a discretionary basis. These bonuses were earned in 2001 but paid in 2002.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

      Mr. Kilian's compensation is governed by his employment agreement. Under this agreement, Mr. Kilian received $600,000 per year in base salary unless increased by the Board, in its discretion, based upon Mr. Kilian's performance and other relevant factors. Mr. Kilian's salary was increased for 2004 to $700,000, an increase of 16.7%. In addition, at the time of execution of his employment agreement, Mr. Kilian received a one time signing bonus in the amount of $300,000 and was granted 100,000 non-qualified stock options at an exercise price of $3.90 per share.

      Mr. Kilian is also eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by the Board in its sole discretion. For the 2002 fiscal year, Mr. Kilian received a bonus totaling $100,000. The 2002 bonus was paid in May 2003. For fiscal year 2003, Mr. Kilian received bonuses totaling $350,000 based on the achievement of certain goals. The 2003 cash bonus was paid in November 2003 ($150,000) and March 2004 ($200,000). As part of his 2003 bonus, the Committee also awarded Mr. Kilian 25,000 shares of restricted stock, subject to stockholder approval at this Annual Meeting. The Compensation Committee has decided to review Mr. Kilian's performance twice per year.

      For a more detailed description of Mr. Kilian's employment agreement, see "Employment Agreements - Thomas J. Kilian."

                                               COMPENSATION COMMITTEE
                                               BRADLEY E. COOPER (Chairman)
                                               MICHAEL A. CAVATAIO
                                               WILLIAM J. RUH

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2003, the members of the Compensation Committee included Messrs. Cooper, Cavataio, and Ruh, none of whom were officers or employees of the Company. There are no Compensation Committee interlocks.

                                PERFORMANCE GRAPH

      The following graph compares our cumulative total stockholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 31, 1998, in each of three indices and dividends reinvested.)

                                  [LINE GRAPH]

                                           1998           1999           2000          2001         2002          2003
                                          -------        ------         ------        ------       ------        ------
Ceres Group, Inc.                         $ 100.0        $ 67.5         $ 57.8        $ 35.6       $ 18.5        $ 57.0
Nasdaq Stock Market                         100.0         185.4          111.8          88.7         61.3          91.7
Nasdaq Insurance Stocks                     100.0          77.6           97.4         104.4        105.2         130.0

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth, as of March 22, 2004, information regarding the beneficial ownership of our common stock based on 34,392,671 shares outstanding by:

      - each stockholder known to us to be the beneficial owner of more than 5% of our common stock,

      -     each director,

      -     each executive officer, and

      -     our current directors and executive officers as a group.

                                                                          BENEFICIAL OWNERSHIP (1)
                                                    --------------------------------------------------------------------
                                                                 EQUITY
NAME AND ADDRESS (2)                                SHARES      WARRANTS(3)      OPTIONS(4)        TOTAL         PERCENT
--------------------                                ------      -----------      ----------        -----         -------
International Managed Care,  LLC                  2,811,964       1,422,184              --      4,234,148          11.8%
  54 Thompson Street
  New York, New York 10012

Wells Fargo & Company                             2,793,425              --              --      2,793,425           8.1%
  420 Montgomery Street
  San Francisco, CA 94104

Wells Capital Management, Inc.                    2,734,425              --              --      2,734,425           8.0%
  525 Market Street, 10th Floor
  San Francisco, CA  94105

International Managed Care (Bermuda), L.P.        1,369,628         785,393              --      2,155,021           6.1%
  54 Thompson Street
  New York, New York 10012

Matthew Byrnes and Felice Gelman (5)              2,119,000              --              --      2,119,000           6.2%
  780 Third Avenue, 30th Floor
  New York, NY  10017

Castle Creek Capital Partners Fund IIa, LP        1,171,725              --              --      1,171,725           3.4%
  6051 El Tordo
  Rancho Santa Fe, CA  92067

Putnam Investments (6)                              986,598              --              --        986,598           2.9%
  One Post Office Square
  Boston, MA  02109

Castle Creek Capital Partners Fund IIb, LP          494,942              --              --        494,942           1.4%
  6051 El Tordo
  Rancho Santa Fe, CA  92067

Michael A. Cavataio (7)                             197,136          66,203          17,034        280,373             *

Mark A. Nielsen                                       5,047              --          80,000         85,047             *

William J. Ruh (8)                                   50,000              --          17,404         67,404             *

Robert A. Spass (9)                                  53,241              --           1,664         54,905             *

Kathleen L. Mesel                                     4,279                          15,000         19,279             *

James J. Ritchie                                         --              --          12,589         12,589             *

Roland C. Baker                                          --              --           7,034          7,034             *

Bradley E. Cooper (9)                                   648              --           2,034          2,682             *

Susan S. Fleming                                        154              --           2,034          2,188             *

David I. Vickers                                        537              --              --            537             *

                                                                          BENEFICIAL OWNERSHIP (1)
                                                    --------------------------------------------------------------------
                                                                 EQUITY
NAME AND ADDRESS (2)                                SHARES      WARRANTS(3)      OPTIONS(4)        TOTAL         PERCENT
--------------------                                ------      -----------      ----------        -----         -------
Thomas J. Kilian                                        421              --              --            421             *

Bradley A. Wolfram                                       --              --              --             --            --

All current directors and executive officers        311,463          66,203         154,793        532,459           1.5%
as a group (12 individuals)

----------
*     Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the warrants, options and/or shares of stock owned.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136.

(3) Warrants to purchase shares at $5.41 per share exercisable any time until July 2, 2005. These warrants are known as the equity warrants. The number of shares issuable upon the exercise of the equity warrants and the original exercise price of $5.50 per share was adjusted on July 25 and July 26, 2000 in connection with the acquisition of The Pyramid Life Insurance Company.

(4) Options to purchase shares that are presently or will become exercisable within 60 days.

(5) The number of shares reported as beneficially owned by Mr. Byrnes and Ms. Gelman represent their indirect beneficial interest in 2,119,000 shares of our common stock directly held, in the aggregate, by SuNOVA Offshore, Ltd. by virtue of their serving as co-managing members of each of the general partners. The general partners are SuNOVA Holdings, LLC, which controls 863,400 shares of our common stock through the direct ownership of its general partners, SuNOVA Partners, L.P. in the amount of 654,200 common shares and SuNOVA Long-Term Opportunity Fund, L.P. in the amount of 209,200 common shares. SuNOVA Capital, LP, serves as investment manager to SuNOVA Offshore, Ltd., thereby controlling SuNOVA Offshore, Ltd.'s 1,255,600 common shares. SuNOVA, LLC is the general partner of SuNOVA Capital, L.P.

(6) The number of shares reported as beneficially owned by Putnam Investments includes shares directly held, in the aggregate, by Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, both subsidiaries of Putnam Investments. Putnam Investment Management, LLC holds 886,877 shares of our common stock and The Putnam Advisory Company, LLC holds 99,721 shares.

(7) Includes 5,385 shares held by Charles Schwab and Co., Custodian for Michael A. Cavataio IRA. Mr. Cavataio forfeited 56,182 shares and 26,164 equity warrants held by the U.S. Bank of Northern Illinois, Trustee of the Conseco Deferred Compensation Plan F/B/O Michael Cavataio due to the bankruptcy proceedings undertaken by Conseco, Inc. and certain of its subsidiaries.

(8) Mr. Ruh is a managing partner of Castle Creek Capital, general partner of Castle Creek Capital Partners Fund IIa, LP and Castle Creek Capital Partners Fund IIb, LP. Mr. Ruh disclaims beneficial ownership of all shares owned by the Castle Creek funds.

(9) Messrs. Cooper and Spass are managing partners of an indirect general partner of each of the International Managed Care funds. Both Mr. Cooper and Mr. Spass disclaim a beneficial ownership of all shares and equity warrants owned by the International Managed Care funds. Insurance Partners Advisors, LLC, a limited liability company in which both Messrs. Cooper and Spass are members, holds a total of 45,000 stock options for which they disclaim beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In September 2003, our insurance subsidiaries entered into two agreements with companies owned by Peter W. Nauert, our former CEO and Chairman and a then-director of the company. Mr. Nauert resigned from our board of directors effective October 1, 2003. Under these marketing agreements, companies owned by Mr. Nauert market and sell certain insurance products of our insurance subsidiaries. In return, these companies would be entitled to receive commissions and marketing allowances as agents for our companies. In 2003, these entities received commissions and marketing allowances from our insurance subsidiaries totaling $65,534.15. We believe that these arrangements are arms'-length transactions and the agreements were approved by our Board of Directors.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS

      A stockholder intending to present a proposal to be included in the proxy statement for our 2005 Annual Meeting of Stockholders must deliver the proposal or notice to our Secretary at our principal executive offices no later than December 4, 2004. Any stockholder proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. No stockholder proposals were received for inclusion in this Proxy Statement.

      A stockholder may also present a proposal directly to our stockholders at the 2005 Annual Meeting. However, if we do not receive notice of the stockholder proposal prior to the close of business on February 20, 2005, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the stockholder proposal on or before the close of business on February 20, 2005, management can only vote proxies in their discretion if they advise stockholders in our 2005 Proxy Statement about the nature of the proposed matter and how management intends to vote on the matter.

      A stockholder may communicate directly with our Board, our Audit Committee or our non-management directors. For information on such communications, see pages 4-5.

                                  OTHER MATTERS

      If the enclosed proxy card is validly executed, returned, and not revoked, the shares represented thereby will be voted in accordance with any specification made by the stockholder. In the absence of any such specification, proxies will be voted FOR the election of the three named nominees in Proposal 1 and FOR Proposal 2 and Proposal 3.

      If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters that will be presented for action at the meeting.

      Our Board of Directors expects to attend the Annual Meeting. In addition, representatives of KPMG are expected to attend the Annual Meeting to answer appropriate questions and make a statement if they desire.

      You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                            By order of the Board of Directors,

                                            /s/ William J. Ruh

                                            William J. Ruh
                                            Chairman of the Board

Date: April 2, 2004

                                                                         ANNEX A

                                CERES GROUP, INC.
                     1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
                    AS AMENDED JUNE 12, 2001 AND MAY 19, 2004

      (New material underlined. Material to be deleted shown as stricken.)

         1. General. This 1998 Key Employee Share Incentive Plan ("Plan") provides key employees of Ceres Group, Inc. ("CERES") or subsidiary corporations of CERES with the opportunity to acquire or expand their equity interest in CERES by making available for award or purchase common shares, [without] par value $0.001 PER SHARE, of CERES ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Options"), [and] the granting of nontransferable options to receive payments based on the appreciation of Common Shares ("SARs"), THE GRANTING OF STOCK ("STOCK GRANTS"), AND THE GRANTING OF RESTRICTED STOCK AWARDS ("RESTRICTED STOCK AWARDS"). Options, [and] SARs, STOCK GRANTS AND RESTRICTED STOCK AWARDS are collectively referred to herein as "Grants"; an individual grant of Options is individually referred to herein as a "Grant". CERES intends that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code") or stock options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

         2. Purpose of the Plan. The purpose of the Plan is to provide incentives to key employees, NON-EMPLOYEE DIRECTORS, CONSULTANTS AND ADVISORS of CERES or of subsidiary corporations of CERES, by encouraging such [employees] INDIVIDUALS to acquire a larger share ownership in the CERES, thereby increasing their proprietary interest in CERES's business and enhancing their personal financial interest in its success. For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the shares of which are directly or indirectly owned or controlled by CERES.

         3. Effective Date of the Plan. The Plan shall have a stated effective date of October 1, 1998. [However, the Plan is and shall be effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the total votes cast on a proposal to approve the Plan at a meeting of the shareholders at which a quorum is present. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is approved, no further shareholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 11 hereof.]

         4. Administration of the Plan. The Plan will be administered by the Compensation Committee of the Board of Directors of CERES ("Committee") which shall consist of not less than three members. None of the Committee members shall be employees of CERES or its subsidiary corporations nor be eligible to receive [an Option] GRANTS while serving

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as a member of the Committee UNLESS SUCH GRANT IS ALSO APPROVED THE ENTIRE BOARD
OF DIRECTORS. Each of the Committee members shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities Exchange Commission, and each shall be an "outside director" within the meaning of Section 162(m) of the Code. The Board may also select one or more qualified Directors to serve as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. The Committee shall be authorized to administer the Plan in accordance with its terms and may adopt, amend or repeal such rules and regulations as the Committee may desire concerning the conduct of its affairs. The interpretation and construction by the Committee of any provision of the Plan or of any Grant under it and the administration of the Plan by the Committee shall be final.

         A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

         Subject to the terms and conditions of the Plan, the Committee is authorized and empowered:

         (a) To select the key employees, NON-EMPLOYEE DIRECTORS, CONSULTANTS AND ADVISORS to whom Grants may be made;

         (b) To determine the number of Common Shares to be covered by any Grant;

         (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form and agreement used in connection with SUCH [the g] GrantS [of Options and SARs];

         (d) To determine the time or times when Options [and], SARs, STOCK GRANTS AND RESTRICTED STOCK AWARDS will be granted and when they will terminate in whole or in part;

         (e) To determine the time or times when Options, [and] SARs AND RESTRICTED STOCK AWARDS that are granted may be exercised;

         (f) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;

         (g) To establish any other Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; [and]


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         (h)      To determine whether SARs will be made part of any Grants
                  consisting of Options, and to approve any SARs made part of any such Grants pursuant to Section 8 hereof.

         (I) TO DETERMINE, AT THE TIME A STOCK GRANT IS GRANTED UNDER THE PLAN, THE TERMS AND CONDITIONS OF SUCH GRANT; AND

         (J) TO DETERMINED, AT THE TIME A RESTRICTED STOCK AWARD IS GRANTED UNDER THE PLAN, THE TERMS AND CONDITIONS OF SUCH GRANT, INCLUDING, BUT NOT LIMITED TO, VESTING AND FORFEITURE PROVISIONS, VOTING RIGHTS AND DIVIDEND RIGHTS.

5. Persons Eligible for Grants.

         (a) General. Grants may be made from time to time to those key employees, non-employee directors, consultants and advisors of CERES or of a subsidiary corporation who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, employees who are also members of the Board of Directors [(excluding members of the Committee)], officers of CERES, and officers of any subsidiary corporation. [Stock o]Options, SARS, STOCK GRANTS AND RESTRICTED STOCK AWARDS may be granted to non-employee directors while actually serving on the Board of Ceres or a subsidiary corporation, and consultants and advisors retained by Ceres or a subsidiary corporation at the time of grant. However, [Stock] Options intended to qualify as Incentive Stock Options shall only be granted to employees while actually employed by CERES or a subsidiary corporation. The Committee may grant more than one Option, with or without SARs, to the same key employee, director, consultant or advisor. No Option. SAR, STOCK GRANT OR RESTRICTED STOCK AWARD will be granted to any key employee, director, consultant or advisor, [ ]during any period of time when such key employee, director, consultant or advisor, is on a leave of absence.

         (b) Maximum Grant to Any Employee. The maximum number of Common Shares with respect to which Options, [or] SARs, STOCK GRANTS OR RESTRICTED STOCK AWARDS may be granted to any employee under this Plan shall not exceed 500,000 annually; provided, however, this limitation may be increased or adjusted with respect to any employee by one or more of the following events: ( [I] I ) the deemed exercise of an Option when a tandem SAR is exercised by the employee, pursuant to Section 6, (ii) the increase, decrease or exchange of Common Shares, pursuant to Section 6, and (iii) the surrender of an Option and the grant of a new Option by the employee, pursuant to Section 7(h). All adjustments to the limitation on grants of Options, [or] SARS, STOCK GRANTS OR RESTRICTED STOCK AWARDS provided for in this section shall be determined by the Committee, pursuant to Section 4.

         6. Shares Subject to the Plan; Adjustments to Options; Grants. Upon the approval of the Plan by the shareholders, [Two] THREE Million (3[2],000,000) presently authorized but unissued Common Shares of CERES shall be reserved, allotted and set aside for issuance under the Plan, subject to the next sentence and Section 7(h). If a SAR is granted in tandem with an Option pursuant to
Section 8 and such SAR is thereafter exercised in whole or in part, then such Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but the Common Shares which were issuable to

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                                      A-3
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such Option or the portion thereof to which the duly exercised SAR relates may be made available for reoffering under the Plan to any eligible key employee.

         If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of CERES or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised [Stock] Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to aN [Stock] Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to aN [Stock] Option, [or] SAR, STOCK GRANT OR RESTRICTED STOCK AWARD, the provisions of the Plan, and to any related [Stock] Option [or], SAR, STOCK GRANT OR RESTRICTED STOCK AWARD agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

         7. Stock Option Provisions.

         (a) General. The Committee may grant to key employees (also referred to as "optionees") nontransferable [Stock] Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any [Stock] Option that is an Incentive Stock Option shall only be granted within ten (10) years from THE EFFECTIVE DATE OF THIS PLAN.[the earlier of (i) the date this Plan is adopted by the Board of Directors of CERES; or (ii) the date this Plan is approved by the shareholders of CERES.]

         (b) Stock Option Price. The option price per Common Share which may be purchased under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section424 (d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of CERES or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each [Stock] Option granted pursuant to the Plan that is not an Incentive Stock Option shall be determined by the Committee at the time of Grant. The fair market value of a Common Share shall be determined in accordance with procedures to be established by the Committee; provided, that so long as Common Shares are traded or exchanged on the NASDAQ National Market, the fair market value of a Common Share for any given date shall be considered the average of the bid and asked prices quoted on that date. The day on

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which the Committee approves the granting of an Option shall be considered the date on which such Option is granted.

         (c) Period of Option. The Committee shall determine when each [Stock] Option is to expire. However, no [Stock] Option (including without limitation, an Incentive Stock Option) may be exercisable for a period of more than ten (10) years from the date it is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of five (5) years from the date of grant of such Option.

         (d) Limitation on Exercise and Transfer of Options. Only the key employee, NON-EMPLOYEE DIRECTOR, CONSULTANT OR ADVISOR to whom an Option is granted may exercise such Option, except in those cases where a guardian or other legal representative has been duly appointed for such INDIVIDUAL [key employee], and except as otherwise provided in the case of such INDIVIDUAL[key employee's] death. No Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution; provided, however, that if so provided in the instrument evidencing the Option, the Compensation Committee may permit an optionee to transfer the Option during his lifetime to one or more members of his family or to one or more trusts for the benefit of one or more members of his family so long as no consideration is paid for such transfer and such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Compensation Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Compensation Committee may impose on any transferable Option and on the Common Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate. No Option granted hereunder can be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

         (e) Employment; Holding Period Requirements For Certain Options. The Committee may condition the exercise of any Option granted hereunder upon the continued employment of the optionee by CERES or by a subsidiary corporation, and may make any such Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option until the date three (3) months prior to the date such Option is exercised, such optionee must be an employee of the [Company] CERES or of a subsidiary corporation, but always subject to the right of CERES or any subsidiary corporation to terminate such optionee's employment of such during such period. Each Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of such requirements, if any, an Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to blocks of at least one hundred (100) Common Shares.

         (f) Payment of Option Price. An Option shall be exercised by an optionee giving written notice to CERES of his/her intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a surrender of Common Shares having a fair market value on the date of

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                                      A-5

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exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for an Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

         (g) Certain Reissuances of [Stock] Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of an Option in accordance with Section 7(f), the Committee may in its sole discretion grant new Options to such optionee (to the extent Common Shares remain available for Grants), subject to the following terms and conditions:

         (i) The number of Common Shares issuable pursuant to the new Options shall be equal to the number of Common Shares being surrendered by the optionee;

         (ii) The option price per Common Share shall be equal to the fair market value of a Common Share, on the date of exercise of those Options whose exercise caused such Grant; and

         (iii) The terms and conditions of such Options shall in all other respects replicate the terms and conditions of those Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of the Plan.

         (h) Cancellation and Replacement of [Stock] Options; Reallocation of Unused Common Shares. The Committee may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding [Stock] Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new [Stock] Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new [Stock] Options. The Committee shall determine the terms and conditions of new [Stock] Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the [Stock] Options surrendered. Any such new [Stock] Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any [Stock] Option so surrendered, and/or any Common Shares subject to any [Stock] Option that has lapsed, been forfeited, or been cancelled and extinguished in connection with the exercise of an SAR, shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new [Stock] Options in connection with the surrender of outstanding [Stock] Options under this Plan shall be considered for the purposes of the Plan as the granting of new [Stock] Options and not an alteration, amendment or modification of the Plan or of the [Stock] Options being surrendered. Common Shares that are not purchased through the exercise of Options that terminate or lapse may be used for further Grants under the Plan.

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         (i) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by CERES or by a parent or subsidiary corporation.

         8. Share Appreciation Rights. A key employee may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant. Such rights shall be known as SARs. SARs may (but need not) be granted to a key employee in tandem with, and exercisable in lieu of exercising, a Grant of Options. SARs will be granted upon terms and conditions specified by the Committee receiving such Grant, or by a subsidiary corporation if such subsidiary corporation is the employer of the key employee receiving such Grant. No optionee is entitled to a Grant of SARs solely as a result of the grant of an Option to him. Any SAR if granted in tandem with a Grant of Options, may only be exercised by the holder thereof with respect to all, or a portion, of the Options to which such tandem SAR applies. When granted in tandem with an Option, a SAR shall provide that the holder of an Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee (in the same manner as such value is determined for purposes of the granting of [Stock] Options), over the price to be paid for such Common Shares under such Option. Such amount will be payable by either the [Company] CERES or the subsidiary corporation, whichever such corporation is the employer of the employee, in one or more of the following manners, as determined by the
Committee:

         (a) cash (or check);

         (b) Common Shares having a fair market value equal to such amount; or

         (c) a combination of cash (or check) and Common Shares.

In the case of SARs granted in tandem with Options, in no event may any person exercise any such SARs unless (i) such person is then permitted to exercise the Options with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the tandem Options, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Stock Option hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of aN [Stock] Option or SAR shall impose no obligation upon the optionee to exercise such [Stock] Option or SAR. The obligation of CERES or a subsidiary corporation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the key employee granted such SAR, other than by will or the laws of descent and distribution.

         After the Grant of an SAR, an optionee intending to rely on an exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") shall be required to hold such SAR for six (6) months from the date the price for such SAR is fixed to the date of

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cash settlement. Additionally, in order to remain exempt from Section 16(b) of the Exchange Act, an SAR must be exercised by an optionee subject to such Section only during the period beginning on the third business day following the release of a summary statement of CERES's quarterly or annual sales and earnings and ending on the twelfth business day following said date.

         9. RESTRICTED STOCK AWARDS.

         (A) GENERAL. SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN, THE COMMITTEE, AT ANY TIME AND FROM TIME TO TIME, MAY GRANT SHARES OF RESTRICTED STOCK ("RESTRICTED STOCK") TO KEY EMPLOYEES, NON-EMPLOYEE DIRECTORS, CONSULTANTS AND ADVISORS IN SUCH AMOUNTS AND UPON SUCH TERMS AS THE COMMITTEE SHALL DETERMINE.

         (B) RESTRICTED STOCK AWARD AGREEMENT. EACH RESTRICTED STOCK AWARD SHALL BE EVIDENCED BY AN AWARD AGREEMENT (THE "AWARD AGREEMENT") THAT SHALL SPECIFY ANY TIME-BASED RESTRICTIONS ON VESTING OR A PERIOD TO WHICH THE AWARD IS SUBJECT TO FORFEITURE BASED ON THE PASSAGE OF TIME OR THE OCCURRENCE OF EVENTS AS DETERMINED BY THE COMMITTEE (THE "RESTRICTION PERIOD"), THE NUMBER OF SHARES OF RESTRICTED STOCK GRANTED, AND ANY SUCH OTHER PROVISIONS AS THE COMMITTEE SHALL DETERMINE.

         (C) NONTRANSFERABILITY OF RESTRICTED STOCK AWARDS. EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR THE AWARD AGREEMENT, THE SHARES OF RESTRICTED STOCK GRANTED HEREIN MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE ALIENATED OR HYPOTHECATED UNTIL THE END OF THE RESTRICTION PERIOD SPECIFIED IN THE AWARD AGREEMENT, OR UPON EARLIER SATISFACTION OF ANY OTHER CONDITIONS, AS SPECIFIED BY THE COMMITTEE IN ITS SOLE DISCRETION AND SET FORTH IN THE AWARD AGREEMENT AT THE TIME OF GRANT OR THEREAFTER BY THE COMMITTEE. ALL RIGHTS WITH RESPECT TO THE RESTRICTED STOCK GRANTED UNDER THE PLAN SHALL BE AVAILABLE ONLY DURING THE LIFETIME OF THE RECIPIENT, EXCEPT AS OTHERWISE PROVIDED IN THE AWARD AGREEMENT AT THE TIME OF GRANT OR THEREAFTER BY THE COMMITTEE.

         (D) OTHER RESTRICTIONS. THE COMMITTEE SHALL IMPOSE, IN THE AWARD AGREEMENT AT THE TIME OF GRANT OF ANYTIME THEREAFTER, SUCH OTHER CONDITIONS AND/OR RESTRICTIONS ON ANY RESTRICTED STOCK GRANTED PURSUANT TO THIS PLAN AS IT MAY DEEM ADVISABLE, INCLUDING, WITHOUT LIMITATION, TIME-BASED RESTRICTIONS, RESTRICTIONS UNDER APPLICABLE LAWS OR UNDER THE REQUIREMENTS OF ANY STOCK EXCHANGE OR MARKET UPON WHICH THE COMMON SHARES ARE LISTED OR TRADED, OR HOLDING REQUIREMENTS OR SALE RESTRICTIONS PLACED ON THE COMMON SHARES BY CERES UPON VESTING OF SUCH RESTRICTED STOCK.

         TO THE EXTENT DEEMED APPROPRIATE BY THE COMMITTEE, CERES MAY RETAIN THE CERTIFICATES REPRESENTING THE SHARES OF RESTRICTED STOCK IN CERES'S POSSESSION UNTIL SUCH TIME AS ALL CONDITIONS AND/OR RESTRICTIONS APPLICABLE TO SUCH SHARES HAVE BEEN SATISFIED OR LAPSED.

         EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 9 AND SUBJECT TO APPLICABLE SECURITIES LAW RESTRICTIONS, SHARES OF RESTRICTED STOCK COVERED BY EACH RESTRICTED STOCK AWARD SHALL BECOME FREELY TRANSFERABLE BY THE RECIPIENT AFTER ALL CONDITIONS AND RESTRICTIONS APPLICABLE TO SUCH SHARES HAVE BEEN SATISFIED OR LAPSE.

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         (E) CERTIFICATE LEGEND. IN ADDITION TO ANY LEGENDS PLACED ON THE
CERTIFICATES PURSUANT TO THIS PLAN, EACH CERTIFICATE REPRESENTING SHARES OF RESTRICTED STOCK GRANTED PURSUANT TO THIS PLAN MAY BEAR A LEGEND SUCH AS THE
FOLLOWING:

         THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CERES GROUP, INC. 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THE PLAN AND THE AWARD AGREEMENT MAY BE OBTAINED FROM CERES GROUP, INC.

         (F) VOTING RIGHTS. TO THE EXTENT REQUIRED BY LAW, INDIVIDUALS HOLDING SHARES OF RESTRICTED STOCK GRANTED HEREUNDER SHALL BE GRANTED THE RIGHT TO EXERCISE FULL VOTING RIGHTS WITH RESPECT TO THOSE SHARES DURING THE RESTRICTION PERIOD.

         (G) DIVIDENDS AND OTHER DISTRIBUTIONS. DURING THE RESTRICTION PERIOD, INDIVIDUALS HOLDING SHARES OF RESTRICTED STOCK GRANTED HEREUNDER MAY, IF THE COMMITTEE SO DETERMINES, BE CREDITED WITH DIVIDENDS PAID WITH RESPECT TO THE UNDERLYING SHARES WHILE THEY ARE SO HELD IN A MANNER DETERMINED BY THE COMMITTEE IN ITS SOLE DISCRETION. THE COMMITTEE MAY APPLY ANY RESTRICTIONS TO THE DIVIDENDS THAT THE COMMITTEE DEEMS APPROPRIATE. THE COMMITTEE, IN ITS SOLE DISCRETION, MAY DETERMINE THE FORM OF PAYMENT OF DIVIDENDS, INCLUDING CASH, COMMON SHARES, OR RESTRICTED STOCK.

         (H) TERMINATION OF EMPLOYMENT OR AFFILIATION. EACH AWARD AGREEMENT SHALL SET FORTH THE EXTENT TO WHICH THE RECIPIENT SHALL HAVE THE RIGHT TO RETAIN THE RESTRICTED STOCK FOLLOWING TERMINATION OF SUCH INDIVIDUAL'S EMPLOYMENT OR AFFILIATION WITH CERES OR ANY OF ITS AFFILIATES. SUCH PROVISIONS SHALL BE DETERMINED IN THE SOLE DISCRETION OF THE COMMITTEE, SHALL BE INCLUDED IN THE AWARD AGREEMENT ENTERED INTO WITH EACH RECIPIENT, NEED NOT BE UNIFORM AMONG ALL SHARES OF RESTRICTED STOCK ISSUED PURSUANT TO THIS PLAN, AND MAY REFLECT DISTINCTIONS BASED ON THE REASONS FOR TERMINATION.

         10. STOCK GRANTS. SUBJECT TO THE TERMS AND PROVISIONS OF THIS PLAN, THE COMMITTEE, AT ANY TIME AND FROM TIME TO TIME, MAY GRANT COMMON SHARES TO ANY KEY EMPLOYEE, NON-EMPLOYEE DIRECTOR, CONSULTANT OR ADVISOR IN SUCH AMOUNTS AND ON SUCH TERMS AS THE COMMITTEE SHALL DETERMINE. SUCH GRANT OF COMMON SHARES SHALL BE MADE BASED ON THE FAIR MARKET VALUE OF A COMMON SHARE ON THE DATE OF GRANT. SUCH STOCK SHALL BE FREELY TRANSFERABLE BY THE RECIPIENT SUBJECT TO APPLICABLE SECURITIES LAW RESTRICTIONS.

         [9]11. Termination of Employment. If a key employee ceases to be an employee of CERES and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his/her Grants OF OPTIONS OR SARS shall, unless extended by the Committee on or before his/her date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his [Stock] Options or SARs.

         If termination of employment is due to death or permanent and total disability, then outstanding [Stock] Options and SARs may be exercised within the one (1) year period

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                                      A-9
ending on the first anniversary of such death or permanent and total disability. In the case of death, such outstanding [Stock] Options and SARs shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Option or SAR be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option or SAR at the time of his death.

         Subject to the discretion of the Committee, if a key employee terminates employment with CERES and all subsidiary corporations because of normal or early retirement under the Retirement Plan for Employees of Ceres Group, Inc. (or any successor retirement plan), any then-outstanding Options or SARs held by such key employee shall lapse at the earlier of the end of the term of such Option or SAR, or ninety (90) days after such retirement or permanent and total disability.

         If a key employee of CERES or one of its subsidiary corporations is granted a leave of absence because of sickness or the need to enter military service, his/her employment with CERES or such subsidiary corporation shall not be considered terminated, and he/she shall be deemed an employee of CERES or such subsidiary corporation during such leave of absence or any extension thereof granted by CERES or such subsidiary corporation.

         12[0]. Change in Control. Upon the occurrence of a Change in Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Options, [and] SARs AND RESTRICTED STOCK AWARDS granted under this Plan shall immediately vest and become exercisable in full.

         For purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of CERES; (ii) CERES shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of CERES as the same shall have existed immediately prior to such merger or consolidation; (iii) CERES shall sell substantially all of its operating assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of CERES (whether directly, indirectly, beneficially or of record). In determining whether a Change in Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of CERES), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

         13[1]. Amendment, Suspension and Termination. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of CERES,

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                                      A-10
the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

         (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

         (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

         (c) Materially increasing the benefits accruing to participants under this Plan, except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

         14[2]. Investment Representation; Approvals and Listing. The Committee may condition any Grant hereunder upon receipt of the following investment representation from the optionee/RECIPIENT:

           "I agree that any Common Shares of Ceres Group, Inc. that I may acquire by virtue of this Option, [or] SAR, STOCK GRANT OR RESTRICTED STOCK AWARD shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Ceres Group, Inc.. an opinion of counsel satisfactory to Ceres Group, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said Shares under the Securities Act of 1933, as amended."

         CERES shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Option, [or] SAR OR RESTRICTED STOCK AWARD granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed or any other system for trading Common Shares (including, without limitation, the NASDAQ National Market); (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

         15[3]. General Provisions. The form and substance of Option agreements,[and] SAR agreements, AND RESTRICTED STOCK AWARD AGREEMENTS made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any key employee any right to continue in the employ of CERES or any of its

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enclosed in brackets "[" and "]" in the electronic format.

subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of CERES or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Option agreement or SAR shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an Option or an SAR, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option or SAR. The successors and assigns of CERES may assume this Plan. The liability of CERES under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on CERES in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The expense of administering the Plan shall be borne by CERES. The Plan, and all options and actions taken thereunder and any agreements relating thereto shall be governed by, and controlled in accordance with the laws of CERES's state of incorporation, without regard to its conflicts of law principles or statute. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

         Termination of the Plan. This Plan shall terminate on the tenth (10th) anniversary of its effective date, as determined in accordance with Section 3 of this Plan, but no later than September 30, 2008. This Plan may be terminated earlier in accordance with Section 13[1] of this Plan. After the Plan terminates, no [Options or SARs] GRANTS shall be [granted] MADE hereunder. All Options, [and] SARs, STOCK GRANTS AND RESTRICTED STOCK AWARDS outstanding at the time of termination of the Plan shall continue in full force and effect according to their terms and the terms and conditions of the Plan.

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                                      A-12

                                                                         ANNEX B

                                CERES GROUP, INC.
                             AUDIT COMMITTEE CHARTER
                             ADOPTED MARCH 17, 2004

         The Board of Directors of Ceres Group, Inc. ("Ceres" or the "Company") has constituted and established an Audit Committee with authority, responsibility and specific duties as described in this Audit Committee Charter.

COMPOSITION

         The Audit Committee shall consist of at least three directors, none of whom shall be an employee of Ceres or its affiliates. Each member shall be free from any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independence from management and the Company. Each member shall be "independent" as defined from time to time by the listing standards of NASDAQ or other applicable listing standards and by applicable regulations of the Securities and Exchange Commission and shall meet any other applicable independence requirements of NASDAQ or other applicable independence requirements.

         All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have, through education or experience, an understanding of generally accepted accounting principles and financial statements, experience preparing financial statements, experience with internal accounting controls and an understanding of audit committee functions. None of the members of the Audit Committee shall have participated in the preparation of the Company's financial statements during the past three years.

         Audit Committee members shall be appointed by the Board of Directors on the recommendation of the Nominating Committee. The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for the leadership of the Committee, including overseeing the agenda, presiding over meetings and reporting to the Board of Directors. If an Audit Committee Chair is not present at a meeting, the members of the Committee may designate a Chair. The Chief Financial Officer will be the management liaison to the Committee.

PRINCIPLE FUNCTIONS

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to the quality and integrity of the accounting and financial reporting practices of the company. The Committee's primary duties and responsibilities are to:

         - Monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and regulatory and legal compliance.

         - Monitor the independence and performance of the Company's independent auditor.

         - Monitor the performance of the Company's internal audit function, including the performance of the individual(s) or entity performing that function for the Company.

         - Provide an avenue of communication among the independent auditor, internal auditor, management and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor and internal auditor as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

         The Audit Committee will establish a communication process with management and the independent auditor if any significant matters arise during the auditor's limited quarterly reviews. The Committee will be directly responsible for the resolution of disagreements between management and auditors regarding financial reporting.

         The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditor nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role where it provides advice, counsel and direction to management and the auditor on the basis of information it receives, its discussions with the auditor and the experience of the Committee's members in business, financial and accounting matters.

RESPONSIBILITIES AND DUTIES

           REVIEW PROCEDURES:

         - Review and reassess the adequacy of this Charter at least annually. Submit the charter to full Board for approval and have the document published at least every three years in accordance with SEC regulations.

         - Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditor of the Company's results of operations and financial position as well as significant accounting policies and any issues regarding accounting principles, practices and judgments.

         - In consultation with management, the internal auditor and the independent auditor, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Consider the effectiveness of the Company's internal control system, including information technology security and control. Review significant findings prepared by the independent auditor and the internal auditor with management's responses.

         - Review with financial management and the independent auditor any significant matters which arise out of the Company's quarterly financial statements review based upon the auditor's limited review. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditor in accordance with SAS
                  61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         - Meet with Company management and the independent auditor to review and discuss quarterly financial results.

         - Review and approve the Company's transactions with directors and officers of the Company and with firms that employ directors, and any other material related party transactions.

INDEPENDENT AUDITOR

         - The Committee has the authority to engage and, when appropriate, replace, the Company's independent auditor. The Committee is directly responsible for oversight of the work of the independent auditor and the independent auditor is accountable to the Committee.

         - Authorize the fees and other significant compensation to be paid to the independent auditor.

         - Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) performed for the Company by its independent auditor.

         - Assure the regular rotation of the lead audit partner as proscribed by law.

         - The Committee shall ensure its receipt of a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independent Standards Board Standard. The Committee shall also review and discuss any relationships or services disclosed by the auditor that may impact the auditor's independence and objectivity and take appropriate action to oversee the independence of the auditor.

         - At least annually, the Committee shall obtain and review a report by the independent auditors describing: (i) the firm's internal quality control procedure; and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         - Review the independent auditor's audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach. Ascertain that resources are reasonably allocated as to risk and exposure. Determine that the plan calls for review of internal controls, and includes procedures to follow up on prior year's recommendations and to evaluate management's response to such recommendations.

         - Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditor. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

                  Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         - Approve any hiring of former employees of the independent auditor.

INTERNAL AUDIT

         - Review and concur in the hiring, retaining or dismissing a chief internal audit executive (or entity performing that function) as well as compensation.

         - Review with management and approve internal audit's charter, budget and risk assessment and related audit plan and the overall conclusion on the results of its work.

         -        Review the effectiveness of the internal audit function.

         - Review the communications from the internal audit on the results of the internal audit activities and other matters and periodically conducting private meeting with the internal audit executive (or entity acting in that capacity) without management present.

         - Inquire of management and the internal audit executive (or entity acting in that capacity) and ensure that there are no planning concerns or budgetary limitations that impede the ability of internal audit activity in executing its responsibilities and audit plans.

OTHER COMMITTEE RESPONSIBILITIES

         - Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         - Maintain minutes of meetings and periodically report to the Board of Directors on the results of its meetings and related activities.

         - Annually review the process governing the preparation of quarterly financial statements and related disclosure.

         - Review any changes in accounting policies or principles which are expected to be disclosed in the financial statements. Ascertain the reasons for the change and inquire if the accounting change will be mentioned in the independent auditor's report. Discussion should include auditor and management qualitative judgments about the appropriateness, not just acceptability, of the proposed change.

         - Establish procedures for the Committee's receipt, retention and treatment of all complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         - Discuss with management the status of pending litigation, taxation matters and other areas of oversight with respect to the legal and compliance area as may be appropriate.

         - Review annually management's risk assessment in connection with the Company's internal audit process.

         - Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

MEETINGS

         The Audit Committee shall meet at least eight times per year. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Company's Corporate Secretary and Chief Financial Officer will be present at all meetings. The Corporate Secretary will maintain one set of all Committee minutes and presentations to be filed as corporate record and will be provided a set of all Committee correspondence. The Committee should meet privately in executive session with management, the independent auditor and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee. In addition, all directors are to be furnished copies of minutes of each meeting of the Committee.

                                  DETACH CARD
--------------------------------------------------------------------------------

                               CERES GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints David I. Vickers and Kathleen L. Mesel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Ceres Group, Inc. to be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Wednesday, May 19, 2004 at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

          THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1
                    AND "FOR" EACH OF PROPOSALS 2, 3, AND 4.

1. Election of Class II Directors: Michael A. Cavataio, Bradley E. Cooper and James J. Ritchie.
FOR  [ ]      WITHHELD  [ ]

FOR, EXCEPT WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):  [ ]

--------------------------------------------------------------------------------

2. Approval of amendments to our 1998 Key Employee Share Incentive Plan to increase the number of shares available for grant and authorize the grant of stock and restricted stock awards to our officers, non-employee directors, consultants and advisors.

             FOR  [ ]           AGAINST  [ ]           ABSTAIN  [ ]

3. Approval of performance-based compensation for Thomas J. Kilian, our CEO and President.

             FOR  [ ]           AGAINST  [ ]           ABSTAIN  [ ]

4. On such other business as may properly come before the meeting.
                                                                SEE REVERSE SIDE

                                  DETACH CARD
--------------------------------------------------------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                           Dated: ________________________ ,2004


                                                  ------------------------------
                                                  Signature

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------

                                                  Title

                                                  NOTE: PLEASE SIGN AS NAME
                                                  APPEARS HEREON. JOINT OWNERS
                                                  SHOULD EACH SIGN. WHEN SIGNING
                                                  AS ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE OR
                                                  GUARDIAN, PLEASE GIVE FULL
                                                  TITLE AS SUCH.